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                                  BRIDGE NOTE

          FOR VALUE RECEIVED, CONSTELLATION 3D, INC., a corporation organized under the laws of the State of Delaware with its principal office located at 805 Third Avenue, 14th Floor, New York, New York 10022 (the "Borrower"), hereby
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unconditionally promises to pay to the order of CONSTELLATION 3D TECHNOLOGY
LIMITED, a corporation organized under the laws of the British Virgin Islands with its principal office located at 12, the Shrubberies, George Lane, London
E18 1BD, England (the "Lender"), in immediately available funds, the principal
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amount of [US TWO MILLION AND 00/100 DOLLARS ($2,000,000)] on November 19, 2002
and to pay interest on the unpaid principal amount of this Note at a rate of eight percent (8%) per annum during the period commencing on the date hereof and thereafter, to be computed as specified in Section 2.7 of the Loan Agreement, dated as of November 17, 2001 (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement"), between the Borrower and the Lender.
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The unpaid principal amount of this Note (together with accrued interest hereon)
is subject to automatic conversion as described herein.

          Terms used herein which are defined in the Loan Agreement shall have such defined meanings unless otherwise defined herein or unless the context otherwise requires.

          1.   Conversion; Use of Proceeds.  This Note evidences an advance
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made in connection with the Loan Agreement (the "Advance"). The Lender shall
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disburse the Advance by authorizing TIC Target Invest Consulting, LLC ("TIC") to
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transfer the proceeds of an advance made by TIC to the Lender in accordance with that certain Bridge Note, of even date herewith, made by the Lender in favor of TIC (the "ConTech Note"), directly to the Designated Account. The unpaid
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principal amount of this Note (together with accrued interest hereon) shall be converted in whole into the Loan upon the Funding Date. The amount of the Loan to be funded by the Lender to the Borrower on the Funding Date pursuant to the Loan Agreement shall be reduced by the aggregate amount of such unpaid principal and accrued interest. On the Funding Date, this Note shall be cancelled and the
Note issued on the Funding Date shall reflect both the Advance (together with accrued interest thereon) and the amount of the Loan funded on the Funding Date. Notwithstanding anything to the contrary contained herein, if the Loan is not funded (and provided that the failure to fund the Loan is solely attributable to TIC), on November 19, 2002 the unpaid principal of this Note (together with accrued and unpaid interest hereon) shall automatically convert into fully paid and non-assessable shares of the Borrower's Common Stock, par value $.00001 per share (the "Common Stock"). Such conversion shall be effected at the Note
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Conversion Rate (as such term is defined in that certain Option Agreement, dated as of November 17, 2001, by and between the Borrower and the Lender). In the event of such conversion, the Lender hereby instructs the Borrower to issue and deliver such shares directly to TIC in full satisfaction of the Lender's obligations to TIC under the ConTech Note. The Advance shall be used by the Borrower for general corporate purposes.

          2.   Representations and Warranties of the Borrower.  The Borrower
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represents and warrants to the Lender as follows:
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               (a)  The Borrower is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, with all power to own its properties and conduct its business as presently conducted.

               (b) The Borrower has all requisite corporate power and authority to make and perform its obligations under this Note. This Note has been duly authorized by all necessary corporate action and has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as such enforcement may be limited by principles of public policy, laws pertaining to bankruptcy, moratorium, relief of debtors, insolvency and other laws affecting the rights of creditors generally, and equitable principles and remedies.

               (c) The making of this Note, the compliance by the Borrower with all of the provisions of this Note and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of or default under, or result in the creation or imposition of any lien, charge or encumbrance upon the properties or assets of the Borrower pursuant to (i) its certificate of incorporation or by-laws, or (ii) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Borrower is bound; nor will such action result in any violation of the certificate of incorporation or by-laws of the Borrower, or any other order, law, rule or regulation of any court or governmental agency or body or arbitration body having jurisdiction over the Borrower or any properties of the Borrower; and no consent, approval, authorization, notification or order of, or filing with, any court or governmental agency or body is required for the consummation by the Borrower of the transactions contemplated hereby, except as have been obtained from the officials of the relevant jurisdictions and which are in full force and effect.

          3.   Events of Default.  The occurrence of any one or more of the
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following shall constitute an Event of Default hereunder:

               (a) The Borrower shall fail to pay any principal on the Note when due in accordance with the terms hereof.

               (b) Any representation or warranty made or deemed made by the Borrower herein or in the Loan Agreement, or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection herewith or therewith shall prove to have been incorrect in any material respect on or as of the date made or deemed made.

               (c) The Borrower shall default in the observance or performance of any material obligation, other than the obligation for payment of money hereunder or under the Note, or any other agreement to which Lender and the Borrower are parties, and such default shall continue unremedied for a period of five (5) Business Days.

               (d) The Borrower shall fail to pay Indebtedness exceeding $250,000 in the aggregate when due to any Person, and such failure shall continue beyond any applicable grace period, or any other event shall have occurred such that as a result thereof the holders thereof shall have accelerated or shall have the right (upon the giving of notice, the passage of

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time, or both) to accelerate such Indebtedness, or any other event of default shall have occurred, and shall have been caused by the Borrower, under any other agreement binding upon it.

               (e) (i) The Borrower shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, composition, extension or other relief with respect to its debts, or (B) seeking appointment of a receiver, conservator or other similar official for all or any substantial part of its assets, or the Borrower shall make a general assignment for the benefit of its creditors; (ii) there shall be commenced against the Borrower any case, proceeding or other action of a nature referred to in clause
(i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged, unstayed or unbonded for a period of forty-five (45) days or (iii) there shall be commenced against the Borrower any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against the Borrower.

               (f) Any execution or attachment shall be levied against any material properties of the Borrower, and such attachment shall not be set aside, discharged or stayed within thirty (30) calendar days after the same shall have been levied.

               (g) Any money judgment, writ or warrant of attachment, or similar process in excess of $250,000 in the aggregate shall be entered or filed against the Borrower or any of its Subsidiaries and shall remain unpaid, unvacated, unbonded and unstayed for a period of ten (10) days.

               (h) The public announcement of a "going private" transaction under Rule 13e-3 promulgated pursuant to the Exchange Act.

               (i) The public announcement of a tender offer by the Company under Rule 13e-4 promulgated pursuant to the Exchange Act.

          4.   Remedies Upon an Event of Default.  Upon the occurrence of any
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one or more of the Events of Default, all amounts then remaining unpaid on this
Note shall become, or may be declared to be, immediately due and payable.

          5.   Waiver.  The Borrower expressly waives diligence, presentment,
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protest, demand and other notices of any kind.

          6.   Rank.  This Note shall rank senior to all equity and debt of the
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Borrower, other than the Sands Debt and the Debentures.

          7.   Payment of Expenses.  The Borrower agrees to pay all costs and
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expenses of collection, including, without limitation, reasonable attorney's fees and expenses and court costs, incurred by the Lender in connection with the collection or attempted collection of this Note. Any payments by the Borrower in respect of amounts owed under this Note shall be applied in the following order of priority (regardless of the purpose for which the Borrower may have designated such payments): first, to the payment of all costs, expenses and other amounts

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(other than principal and interest) owed by the Borrower under this Note; next, to the payment of accrued and unpaid interest under this Note; and next, to the payment of the unpaid principal amount of this Note. In addition, the Borrower agrees to reimburse TIC for its legal expenses relating to the negotiation and execution of this Note, the ConTech Note, the Loan Agreement, and all other documents in connection therewith up to $100,000. The Borrower shall make such payment to TIC (or its designee) on the date hereof.

          8.   Amendments.  This Note may not be modified, amended, waived,
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extended, changed, discharged or terminated orally or by any act or failure to act on the part of the Borrower or the Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

          9.   Governing Law.  This Note shall be governed by, and construed and
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interpreted in accordance with, the laws of the State of New York, without regard to conflicts of laws.

          10.  SUBMISSION TO JURISDICTION; WAIVERS.  THE BORROWER IRREVOCABLY
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AND UNCONDITIONALLY: (A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION
OR PROCEEDING RELATING TO THIS NOTE OR ENFORCEMENT OF ANY JUDGEMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN NEW YORK COUNTY, NEW YORK; (B) CONSENTS THAT ANY SUCH ACTION
OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME; (C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY
REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL),
POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS SET FORTH IN SECTION 8.1 OF THE LOAN AGREEMENT OR AT SUCH OTHER ADDRESS OF WHICH THE LENDER SHALL HAVE BEEN NOTIFIED PURSUANT THERETO; AND (D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

          11.  WAIVER OF JURY TRIAL.  THE BORROWER HEREBY IRREVOCABLY AND
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UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTIN OR PROCEEDING RELATING
TO THIS NOTE AND FOR ANY COUNTERCLAIM THEREIN.

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                                        CONSTELLATION 3D TECHNOLOGY LIMITED

                                        By:
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                                           Name:  Eugene Levich
                                           Title: Director

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